Exhibit 99.1

         VERIFYSMART(TM) CORP SIGNS AUTHENTICATION AND GATEWAY SERVICES
                        AGREEMENT WITH BETED CORPORATION

TAGUIG, METRO MANILA, Philippines, June 19 - VerifySmart(TM) Corp. (VSMR:OTCBB):
VerifySmart(TM) (VSC), a global leader in secure and fraud free payment processing services, is pleased to announce it has signed a 5 year agreement with BetED Corporation, a leading provider of Internet Wagering, to provide VSC's VerifyGateway and VerifyNGo suite of services.

This agreement will provide BetED Corp. with a secure and scalable transaction processing platform using VSCs proprietary technology. Under the terms of the agreement, BetED Corp. will use the VSC solution to reduce fraud and chargeback rates associated with its high risk transaction volume across its customer base. VerifySmart(TM) will receive a per transaction verification fee. The terms of this agreement are applicable for a five year duration, renewable thereafter. Financial terms are bound by a confidentiality agreement.

This agreement represents another key milestone in the realization of VSC's strategy to become the leading worldwide authentication provider in securing high risk financial transactions.

About VerifySmart(TM) Corp.

VerifySmart(TM) Corp. is a fully reporting issuer with the shares traded on the "OTCBB". The company's mandate is to market, sell and manage fraud prevention products and services as an exclusive licensee. An international company, VerifySmart's(TM) patent-pending technology is garnering world wide attention and rapidly gaining acceptance across a security challenged industry.

About BetED Corporation.

BetED is an industry leader in Internet wagering. BetED Sportsbook & Casino, began in the Cook Islands in 1996 as one of the first online gaming companies in the world. At the end of 1996, the company released one of the world's first generations of HTML Casino games and began as true visionaries in the online gaming industry. In September 2005, BetED launched the Worlds FIRST and ONLY Flash based sportsbook. BetED is listed as one of the top 200 online sportsbooks and has been featured in countless mainstream media outlets including MSNBC, USA Today, Las Vegas Review Journal, LA Times, New York Daily News, Chicago Tribune.

Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to: that BetED Corp. will use the VSC solution to reduce fraud and chargeback rates, that BetED Corp. will deploy the VeriSmart Card to its applicable customer base, any fees that VSC may receive under the agreement,.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainty of financial estimates and projections, the competitive and regulatory environment for start up software companies, stock market conditions, unforeseen technical difficulties and our ongoing ability to operate a business and obtain financing. These forward-looking statements are made as of the date of this current report, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Although we believe that our beliefs, plans, expectations and intentions contained in this current report are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the 2008 fiscal year, our quarterly reports on Form 10-Q and our other periodic reports filed from time-to-time with the Securities and Exchange Commission pursuant to the Securities Exchange Act.
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Corporate Headquarters
    Fort Legend Towers, Suite 2002 - 3rd Avenue corner 31st Street
    E-Square, Fort Bonifacio Global City, Taguig
    Metro Manila, Philippines

Investor Relations
    Danny Gravelle
    Goal Capital LLC
    1-949-481-5396

Questions or Feedback
    inquiry@verifysmart.com
    www.verifysmart.com